FOR IMMEDIATE RELEASE MEDIA CONTACT: Jennifer Osuna WorldGate 704-260-3375 jennifer@wgate.com

WorldGate Offers Complete Digital Voice and Video Phone Services with Announcement of New Agreement with deltathree

Enables telecommunication service providers, agents, marketing and customer acquisition companies to provide turn-key digital voice and video phone services to their customers.

TREVOSE, Pa (Oct. 16, 2009) WorldGate (OTCBB: WGAT.OB), a leading provider of digital voice and video phone services and next generation video phones has announced a new service provider agreement with deltathree, Inc. (OTCBB: DDDC.OB), a well-known provider of Voice over Internet Protocol (VoIP) hosted communications solutions. Under the terms of the agreement, deltathree will provide comprehensive VoIP telephony and network services for WorldGate’s digital voice and video phone services.

“What our partners and their customers really want is differentiation among telecommunication service offerings—and now they can get it with stunning, true-to-life video communications,” said George E. Daddis, Jr., Chief Executive Officer of WorldGate. “With WorldGate’s advanced video technology combined with deltathree’s highly experienced team, scalable network and operations support system capabilities, we are able to offer an end-to-end customer solution that is groundbreaking in its simplicity, quality and marketability.”

WorldGate’s digital voice and video phone turn-key services platform provides speed-to-market capability with minimal risk and investment. The offering includes:
•	Digital Video Phone and Voice Services
o	High quality video phones allowing users to instantly hear and see family and friends on a real-time video connection.
o	Unlimited local and long distance through a clear, reliable connection and low international calling rates.
•	Global IP Network
o	Session Initiation Protocol (SIP) technology optimized for digital voice and video.
•	Complete Back-End Support Services
o	Order entry, provisioning, inventory management, billing, credit and collections, customer care and technical support.
•	Partner Specific Branding
o	The entire customer experience and customer touch points have the ability to be branded specific to the individual partner requirements.

“WorldGate is renowned for its advanced video technology and we are delighted to partner with them to help unleash the power of video communications,” said Mr. Effi Baruch, Interim Chief Executive Officer, President and Senior Vice President of Operations and Technology of deltathree. “With worldwide demand for integrated digital video and voice communications continuing to rise, supported by the widespread availability of broadband Internet access, deltathree is uniquely positioned to help WorldGate deploy a complete end-to-end VoIP based digital video and voice solution.”

About WorldGate

Founded in 1996, WorldGate is a leading provider of digital voice and video phone services and next generation video phones. In addition to offering the latest in video technology, WorldGate also provides a turn-key communication services platform supplying complete back-end support services with best-in-class customer service. WorldGate designs and develops innovative digital video phones featuring high quality, real-time, two-way video. This unique combination of functional design, advanced technology and use of IP broadband networks provides true-to-life video communication. As a result, WorldGate brings family and friends closer together by offering a new way to experience communication—through an immediate video connection allowing them to instantly hear and see each other for a face-to-face conversation. For more information, please visit www.wgate.com.

About deltathree, Inc.

Founded in 1996, deltathree, Inc. is a provider of integrated Voice over Internet Protocol (VoIP) telephony services, products, hosted solutions and infrastructure. deltathree offers high quality Internet telephony solutions that are viable and cost-effective alternatives to traditional telephone services. Supporting tens of thousands of active users around the world, deltathree serves customers through its two primary distribution channels: the service provider and reseller channel and the direct-to-consumer channel. deltathree's advanced solutions offer resellers and service providers a full spectrum of private label VoIP products and services as well as a back-office suite of services. Utilizing advanced Session Initiation Protocol (SIP) technology, deltathree provides all the components to support a complete VoIP service deployment. deltathree's direct-to-consumer channel consists of the iConnectHere direct-to-consumer offering and joip, which powers the VoIP service of Panasonic's Globarange hybrid phone. For more information about deltathree, please visit: www.deltathree.com.

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This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals and similar expressions including, without limitation, expressions using the terminology "may," "plans," "expects," "anticipates," "forecasts" and expressions which otherwise reflect something other than historical fact are intended to identify forward-looking statements. These forward-looking statements, including our projected service launch date and details on the scope, quality and availability of our service, involve a number of risks and uncertainties, including the factors described in the Company's filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. No obligation is undertaken to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.